Report of Independent Registered Public Accounting Firm


To the Shareholders and
Board of Trustees of
Evergreen International Trust

In planning and performing our audits of the financial
 statements of the Evergreen Emerging Markets Growth
Fund, Evergreen Global Large Cap Equity Fund,
Evergreen Global Opportunities Fund, Evergreen
International Equity Fund, Evergreen Intrinsic World
Equity Fund and Evergreen Precious Metals Fund
(collectively, "the
Funds"), each a series of the Evergreen International
 Trust, as of and for the year ended October 31, 2007, in accordance with the standards of the Public
 Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.  Accordingly, we express no such opinion.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A cess designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the companys assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
 Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design
 or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in
internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily
disclose all deficiencies in internal control
 that might be deficiencies or material
weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in the Funds internal control
 over financial reporting and their
operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 2007.

This report is intended solely for the
 information and use of management and
the Board of Trustees of Funds and the
Securities and Exchange Commission and
is not intended to be and should not be
 used by anyone other than these specified parties.



Boston, Massachusetts
December 27, 2007